Exhibit 5.2

Reed Smith LLP
599 Lexington Avenue
New York, NY 10022-7650
+1 212 521 5400
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reedsmith.com

March 22, 2018

Strongbridge Biopharma plc
900 Northbrook Drive
Suite 200
Trevose, Pennsylvania 19053

Re:                             Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special counsel for Strongbridge Biopharma plc, a public company limited by shares (registered number 562659) (the “Company”), in connection with the Company’s filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (as amended, the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (a) ordinary shares, $0.01 par value, of the Company (the “Ordinary Shares”); (b) preferred shares, $0.01 par value, of the Company (the “Preferred Shares”); (c) senior debt securities and subordinated debt securities of the Company (collectively, the “Debt Securities”), which may be issued under one or more senior debt indentures (each, a “Senior Indenture”), between the Company and the trustee to be named therein (the “Senior Debt Trustee”), and a subordinated debt indenture (each, a “Subordinated Indenture” and, together with the Senior Indentures, the “Indentures”), between the Company and the trustee to be named therein (the “Subordinated Debt Trustee” and, together with the Senior Debt Trustee, the “Trustees”); (d) warrants of the Company (the “Warrants”), which may be issued under one or more warrant agreements (each, a “Warrant Agreement”), between the Company and the warrant agent to be named therein (the “Warrant Agent”); (e) rights to purchase Ordinary Shares, Preferred Shares and/or Debt Securities (the “Rights”), which may be issued under one or more rights agreements (each, a “Rights Agreement”), between the Company and the rights agent to be named therein (the “Rights Agent”); and (f)  units of the Company (the “Units”), which may be issued under one or more unit agreements (each, a “Unit Agreement”), by and among the Company, a bank or trust company, as unit agent to be named therein (the “Unit Agent”), and the holders from time to time of the Units.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms

ABU DHABI • ATHENS • BEIJING • CENTURY CITY • CHICAGO • DUBAI • FRANKFURT • HONG KONG • HOUSTON • KAZAKHSTAN • LONDON • LOS ANGELES • MUNICH • NEW YORK • NORTHERN VIRGINIA

PARIS • PHILADELPHIA • PITTSBURGH • PRINCETON •RICHMOND • SAN FRANCISCO • SHANGHAI • SILICON VALLEY • SINGAPORE • WASHINGTON, D.C. • WILMINGTON

Strongbridge Biopharma plc

March 22, 2018

thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.                                      When the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities has been duly authorized, executed and delivered by the applicable Trustee and the Company; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with such Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (w) the enforceability of any waiver of rights under any usury or stay law, (x) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above, (y) the validity, legally binding effect or enforceability of any section of the applicable Indenture that requires or relates to adjustments to the conversion rate at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Debt Securities to the extent determined to constitute unearned interest.

2.                                      When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

Strongbridge Biopharma plc

March 22, 2018

3.                                      When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of the Company, as required under Irish law, shall have duly established the terms of such security (and that such security is governed by the laws of the State of New York) and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Company is, and shall remain, validly existing as a corporation in good standing (to the extent such concept exists) under the laws of Ireland; (iii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (iv)  the applicable Indenture, Debt Securities, Warrant Agreement and Unit Agreement are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that the execution, delivery and performance by the Company of any Debt Security whose terms are established subsequent to the date hereof (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the articles of association or other constitutive documents of the Company, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under public policy, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York. Insofar as the foregoing opinion involves matters governed by the laws of Ireland, we have relied, without independent inquiry or investigation, on the opinion of Arthur Cox delivered to you today.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Reed Smith LLP

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